As filed with the Securities and Exchange Commission on March 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYRA BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2656 State Street Carlsbad, California 92008 (619) 728-4760	83-1476348
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Todd Harris, Ph.D.

Chief Executive Officer

Tyra Biosciences, Inc.

2656 State Street

Carlsbad, California 92008

(619) 728-4760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew T. Bush Cheston J. Larson Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400	Ali Fawaz General Counsel Tyra Biosciences, Inc. 2656 State Street Carlsbad, California 92008 (619) 728-4760

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 19, 2024

PROSPECTUS

15,373,253 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling securityholders identified in this prospectus of up to (i) 9,286,023 shares of our common stock, par value $0.0001 per share, and (ii) 6,087,230 shares of common stock issuable upon the exercise of pre-funded warrants to acquire shares of common stock by the selling securityholders identified in this prospectus, including their transferees, pledgees, donees or successors. The securities being offered were issued and sold to accredited investors in a private placement, which closed on February 6, 2024. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling securityholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling securityholders will be borne by the selling securityholders.

The selling securityholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions other than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling securityholders may sell or otherwise dispose of their securities hereunder. The selling securityholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TYRA.” On March 18, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $16.23 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (SEC) using a “shelf” registration process. By using a shelf registration statement, the selling securityholders may sell securities from time to time and in one or more offerings as described in this prospectus. We may authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Tyra,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Tyra Biosciences, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the shares of common stock.

This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.tyra.bio. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2023;

•	our Current Reports on Form 8-K filed with the SEC on February 1, 2024 and February 5, 2024 (excluding information in Item 7.01 and Exhibit 99.1 furnished therein); and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September  10, 2021, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Tyra Biosciences, Inc.

Attention: Corporate Secretary

2656 State Street

Carlsbad, California 92008

(619) 728-4760

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

THE COMPANY

We are a clinical-stage biotechnology company focused on developing next-generation precision medicines that target large opportunities in Fibroblast Growth Factor Receptor (FGFR) biology. Our in-house precision medicine platform, SNÅP, enables rapid and precise drug design through iterative molecular SNÅPshots that help predict genetic alterations most likely to cause acquired resistance to existing therapies. Our initial focus is on applying our accelerated small molecule drug discovery engine to develop therapies in targeted oncology and genetically defined conditions.

We were incorporated under the laws of the state of Delaware on August 2, 2018. Our principal executive offices are located at 2656 State Street, Carlsbad, California 92008, and our telephone number is (619) 728-4760.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, phase of development, costs, design and conduct of our ongoing and planned preclinical studies and clinical trials for our product candidates, the potential benefits of regulatory designations, the timing and likelihood of regulatory filings and approvals for our product candidates, the potential to develop product candidates and the safety and therapeutic benefits of our product candidates, our ability to commercialize our product candidates, if approved, the pricing and reimbursement of our product candidates, if approved, the timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue” “could,” “contemplate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, fees and expenses of our counsel and of our independent registered public accountants.

DESCRIPTION OF SECURITIES

The following summary describes our securities and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, the amended and restated investors’ rights agreement to which we and certain of our stockholders are parties and of the Delaware General Corporation Law (DGCL). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and amended and restated investors’ rights agreement, copies of which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

As of December 31, 2023, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Under the terms of our amended and restated certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our amended and restated certificate of incorporation.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021.

Preferred Stock

As of December 31, 2023, there were no outstanding shares of preferred stock. Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Prior to the issuance of shares of each series, the board of directors is required by the DGCL and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including dividend rights, conversion rights, redemption privileges and liquidation preferences.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Pre-Funded Warrants

On February 1, 2024, we entered into a securities purchase agreement with the selling securityholders named therein, pursuant to which we sold 9,286,023 shares of our common stock and pre-funded warrants to purchase an aggregate of 6,087,230 shares of our common stock.

The material terms and provisions of the pre-funded warrants are summarized below. This summary is subject to and qualified in its entirety by the form of pre-funded warrant, which was filed on February 5, 2024 with the SEC as Exhibit 4.1 to our Current Report on Form 8-K.

The pre-funded warrants have an exercise price of $0.001 per share of common stock, are immediately exercisable and will not expire. The exercise price and number of shares of common stock issuable upon exercise of the pre-funded warrants may be adjusted in certain circumstances, including in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of common stock.

We issued the pre-funded warrants in certificated form. A holder of a pre-funded warrant certificate may exercise such warrant, in whole or in part, with the notice of exercise form attached to the pre-funded warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of pre-funded warrants being exercised.

Under the terms of the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause the holder (together with its affiliates) to beneficially own a number of shares of our common stock in excess of 4.99%, 9.99% or 19.99% (the percentage that was selected by each holder prior to the issuance of the pre-funded warrants) of the number of shares of our stock then outstanding after giving effect to such exercise (the Pre-Funded Warrant Beneficial Ownership Limitation); provided, however, that upon notice to us, the holder may increase or decrease the Pre-Funded Warrant Beneficial Ownership Limitation to any other percentage not in excess of 19.99% and any increase in the Pre-Funded Warrant Beneficial Ownership Limitation will not be effective until 61 days after such notice is delivered by the holder to us.

The holders of the pre-funded warrants may pay the exercise price by wire transfer upon exercise of the pre-funded warrants. If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the pre-funded warrants by the holder, then the pre-funded warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder of such pre-funded warrants shall be entitled to receive that number of warrant shares determined according to the following formula:

X = Y [(A-B)/A]

Where:

“X” equals the number of shares to be issued to the holder upon exercise of the pre-funded warrants;

“Y” equals the total number of warrant shares with respect to which the pre-funded warrants are then being exercised;

“A” equals the Closing Sale Price (as defined in the pre-funded warrants) of the shares of our common stock (as reported by Bloomberg Financial Markets) as of the Trading Day (as defined in the pre-funded warrants) on the date immediately preceding the date on which the holder exercises their pre-funded warrants; and

“B” equals the exercise price then in effect for the applicable warrant shares at the time of such exercise.

In the event of certain fundamental transactions (as described in the pre-funded warrants), a holder of pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

We do not intend to apply for listing of the pre-funded warrants on any securities exchange or other trading system.

Registration Rights

Pursuant to the amended and restated investors’ rights agreement by and among us and certain of our stockholders, certain of such stockholders are entitled to the following rights with respect to the registration of their shares for public resale under the Securities Act. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

Form S-1. If at any time the holders of at least a majority of the registrable securities then outstanding request in writing that we effect a registration with respect to at least 50% of the registrable securities then outstanding, we may be required to register their shares. We are obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3. If at any time when we are eligible under the Securities Act to register our shares on Form S-3, the holders of at least 25% of the registrable securities then outstanding request in writing that we effect a registration on Form S-3 with respect to the registrable securities of such holders at an aggregate price to the public in the offering, net of selling expenses, of at least $5.0 million, we will be required to effect such registration; provided, however, that we will not be required to effect such a registration if, within any twelve month period, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Piggyback Registration Rights

If at any time we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Indemnification

We have agreed to indemnify selling stockholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.

Expenses

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling stockholders, blue sky fees and expenses and the expenses of any special audits incident to the registration.

Termination of Registration Rights

The registration rights terminate upon the earlier of September 17, 2026, or as to any holder at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holders shares without limitation during a three-month period without registration.

Private Placement Registration Rights

We have also agreed to file a registration statement with the SEC by no later than March 22, 2024 to register for resale under the Securities Act all of the shares of our common stock issued and shares of our common stock issuable upon exercise of the pre-funded warrants issued, pursuant to a securities purchase agreement dated February 1, 2024, and we have further agreed to use reasonable best efforts to cause such registration statement to be declared effective within the earlier of (i) 45 days (or 60 days if the SEC reviews the registration statement) of the initial filing of the registration statement of which this prospectus forms a part and (ii) the fifth business day after we are notified by the SEC that the registration statement will not be reviewed or will not be subject to further review by the SEC. This registration statement on Form S-3 is being filed with the SEC in accordance with the aforementioned obligations.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board of directors, chief executive officer, president or secretary of our company, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting.

Staggered Board of Directors

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, with one class being elected each year by our securityholders. This system of electing directors may tend to discourage a third party from attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our securityholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers or stockholders to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our amended and restated certificate of incorporation or bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such compliant. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter and Bylaw Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock entitled to vote thereon.

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that securityholders may otherwise deem to be in their best interests.

SELLING SECURITYHOLDERS

This prospectus covers the resale or other disposition from time to time by the selling securityholders identified in the table below of up to an aggregate of 15,373,253 shares of our common stock, which consists of (i) 9,286,023 shares of common stock and (ii) pre-funded warrants to purchase up to 6,087,230 shares of common stock issued and sold to the selling securityholders in a private placement transaction.

On February 1, 2024, we entered into a securities purchase agreement with the selling securityholders (the Purchase Agreement), pursuant to which we sold in a private placement (i) 9,286,023 shares of common stock at a price of $13.01 per share of common stock and (ii) pre-funded warrants to purchase up to 6,087,230 shares of common stock, at a price of $13.009 per pre-funded warrant, for an aggregate price of approximately $200.0 million. The pre-funded warrants have an exercise price of $0.001 per share of common stock, are immediately exercisable and do not expire.

This prospectus covers the resale or other disposition by the selling securityholders or their pledgees, donees, transferees or other successors-in-interest of up to the total number of shares of common stock and common stock underlying the pre-funded warrants issued to the selling securityholders pursuant to the Purchase Agreement, without giving effect to the Pre-Funded Warrant Beneficial Ownership Limitation.

We are registering the above-referenced shares to permit the selling securityholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by each selling securityholder. The number of shares beneficially owned by each selling securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power. Percentage ownership is based on 52,473,358 shares of our common stock outstanding as of March 9, 2024. In computing the number of shares beneficially owned by a selling securityholder and their percentage ownership, shares of common stock subject to options, warrants or other rights held by such selling securityholder that are currently exercisable or will become exercisable within 60 days of March 9, 2024 are considered outstanding (including as may be subject to the Pre-Funded Warrant Beneficial Ownership Limitation), although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling securityholder. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering (including all shares of common stock issuable upon exercise of the pre-funded warrants, irrespective of the Pre-Funded Warrant Beneficial Ownership Limitation). Each of the selling securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling securityholders and the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A selling securityholder may sell all, some or none of its securities in this offering. See the section titled “Plan of Distribution.”

	Shares Beneficially Owned before this Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned after this Offering (1)
Name of Selling Securityholder			Shares	Percentage
Entities affiliated with RA Capital Management, L.P. (2)	11,982,857	4,718,612	7,264,245	13.4%
Entities affiliated with Boxer Capital, LLC (3)	7,267,369	768,692	6,498,677	12.2%
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (4)	995,788	390,888	604,900	1.1%
Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund (5)	515,150	95,707	419,443	*
Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund (6)	965,682	188,513	777,169	1.5%
Fidelity Select Portfolios: Biotechnology Portfolio (7)	191,396	115,296	76,100	*
Fidelity Securities Fund: Fidelity Small Cap Growth Fund (8)	1,169,657	438,376	731,281	1.4%
Fidelity Securities Fund: Fidelity Small Cap Growth Fund (9)	60,090	19,552	40,538	*
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund (10)	437,478	175,872	261,606	*
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund (11)	22,391	6,417	15,974	*
Entities affiliated with BVF Partners L.P. (12)	4,661,194	1,921,599	2,739,595	5.2%
Nextech VI SCSp (13)	4,055,861	1,537,279	2,518,582	4.8%
Entities affiliated with Baker Bros. Advisors LP (14)	3,854,100	3,843,493	10,607	*
5AM Opportunities II, L.P. (15)	939,298	384,319	554,979	1.1%
OrbiMed Genesis Master Fund, L.P. (16)	384,319	384,319	—	—
The Biotech Growth Trust PLC (17)	384,319	384,319	—	—

*	Less than 1%
(1)

Assumes the selling securityholders sell all of their shares of our common stock (including all shares of common stock issuable upon exercise of the pre-funded warrants) offered pursuant to this prospectus, without giving effect to the Pre-Funded Warrant Beneficial Ownership Limitation.

(2)

The shares reported under “Shares Beneficially Owned before this Offering” consists of (i) 8,477,275 shares of our common stock held directly by RA Capital Healthcare Fund, L.P. (the Healthcare Fund); (ii) 442,721 shares of our common stock held by a separately managed account (the Account); (iii) 1,496,613 shares of our common stock held by RA Capital Nexus Fund, L.P. (the Nexus Fund); and (iv) 25,375 shares of our common stock underlying vested stock options and 2,416 shares of our common stock underlying stock options which shall vest within 60 days of March 9, 2024 held by Jake Simson, a member of our board of directors, for the benefit of RA Capital Management, L.P. (RA Capital). The Healthcare Fund also holds pre-funded warrants to purchase 1,538,457 shares of our common stock. The pre-funded warrants contain a provision which precludes exercise of the warrants to the extent that, following exercise, the Healthcare Fund, together with its affiliates and other attribution parties, would own more than 19.99% of our common stock outstanding. RA Capital Healthcare Fund GP, LLC is the general partner of the Healthcare Fund, and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajev Shah are the controlling persons. RA Capital serves as investment advisor for the Healthcare Fund, the Account, and the Nexus Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any of our securities held by the Healthcare Fund, the Account, or the Nexus Fund. The Healthcare Fund and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Healthcare Fund’s and the Nexus Fund’s portfolio, including the shares of our common stock reported herein. Because the Healthcare Fund and the Nexus Fund have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, the Healthcare Fund and the Nexus Fund disclaim beneficial ownership of the securities they hold for purposes of Section 13(d) of the Exchange Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any of our securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities listed above other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(3)

The shares reported under “Shares Beneficially Owned before this Offering” consists of (i) 6,448,359 shares of our common stock held by Boxer Capital, LLC (Boxer Capital), (ii) 85,939 shares of our common stock held by MVA Investors, LLC (MVA), and (iii) 27,791 shares of our common stock underlying stock options exercisable within 60 days of March 9, 2024, held by Siddarth Subramony, a Managing Director of Boxer Capital and a member of our board of directors. Boxer Capital also holds pre-funded warrants to purchase 705,280 shares of our common stock. Boxer Capital acquired the pre-funded warrants subject to the condition that it will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, Boxer Capital may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company. Boxer Asset Management Inc. (Boxer Management) is the managing member of Boxer Capital. Joseph C. Lewis is the sole indirect owner of Boxer Asset Management Inc. Boxer Capital, Boxer Management and Joseph C. Lewis have shared powers to vote (or direct the vote) and/or to dispose (or direct the disposition) of the common stock. Siddarth Subramony has sole voting and dispositive power over the shares held by him. Boxer Management and Joseph C. Lewis disclaim beneficial ownership over the shares owned by Boxer Capital except to the extent of their pecuniary interest therein. Aaron Davis is a Member and Chief Executive Officer of MVA. MVA and Mr. Davis have shared powers to vote (or direct the vote) and/or to dispose (or direct the disposition) of the common stock. Aaron Davis disclaims beneficial ownership over the shares owned by MVA except to the extent of his pecuniary interest therein. The principal address for both Boxer Management and Joseph C. Lewis is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas. The principal address for Boxer Capital, MVA, Aaron Davis and Siddarth Subramony is 12860 El Camino Real, Suite 300, San Diego, CA 92130.

(4)

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.
(5)

Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(6)

Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(7)

Fidelity Select Portfolios: Biotechnology Portfolio is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(8)

Fidelity Securities Fund: Fidelity Small Cap Growth Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(9)

Fidelity Securities Fund: Fidelity Small Cap Growth Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.
(10)

Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(11)

Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(12)

The shares reported under “Shares Beneficially Owned before this Offering” consists of (i) 2,447,110 shares of our common stock held by Biotechnology Value Fund, L.P. (BVF LP), (ii) 1,906,633 shares of our common stock held by Biotechnology Value Fund II, L.P. (BVF2 LP), (iii) 243,914 shares of our common stock held by Biotechnology Value Trading Fund OS LP (BVF OS) and (iv) 63,537 shares of our common stock held by MSI BVF SPV, LLC (MSI BVF). BVF I GP LLC is the general partner of BVF LP. BVF II GP LLC is the general partner of BVF2 LP. BVF Partners OS Ltd. is the general partner of BVF OS. BVF GP Holdings is the sole member of BVF I GP LLC and BVF II GP LLC. BVF Partners L.P. is the sole member of BVF Partners OS Ltd. and investment manager of BVF LP, BVF2 LP, BVF OS and MSI BVF. BVF Inc. is the general partner of BVF Partners L.P. Mark N. Lampert is director and officer of BVF Inc. Each of BVF I GP LLC, BVF II GP LLC, BVF Partners OS Ltd., BVF GP Holdings LLC, BVF Partners L.P. BVF Inc. and Mr. Lampert disclaims beneficial ownership of securities beneficially owned by the Selling Stockholders. The address of the entities listed above is c/o BVF Partners L.P., 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

(13)

Nextech VI GP S.à.r.l. is the general partner of Nextech VI Oncology SCSp. Costas Constantinides, Ian Charoub and Rocco Sgobbo, as managers of Nextech VI GP S.à.r.l., have voting and investment power over the shares held by Nextech VI Oncology SCSp and, accordingly, may be deemed to beneficially own the shares held by Nextech VI Oncology SCSp. The members of the board of managers own no securities of the company directly. The principal business address of Nextech VI SCSp is 8, rue Lou Hemmer, Senningerberg, Luxembourg, L-1748.

(14)

The shares reported under “Shares Beneficially Owned before this Offering” consists of (i) 9,757 shares of our common stock held by Baker Brothers Life Sciences, L.P. (Baker Brothers Life Sciences) and (ii) 850 shares of our common stock held by 667, L.P. (667 and together with Baker Brothers Life Sciences, the Baker Funds). Baker Brothers Life Sciences and 667 also hold pre-funded warrants to purchase 3,510,243 shares of our common stock and 333,250 shares of our common stock, respectively. The pre-funded warrants are only exercisable to the extent that after giving effect or immediately prior to such exercise, the Baker Funds, their affiliates and any person who are members of a Section 13(d) group with the Baker

Funds or one of their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 4.99% of our common stock outstanding. With written notice provided to us, the Baker Funds may from time to time increase or decrease the Pre-Funded Warrant Beneficial Ownership Limitation applicable to the Baker Funds to any other percentage not in excess of 19.99%. Any such increase will not be effective until the sixty-first day after such notice is delivered to us. Baker Bros. Advisors LP (the Advisor) is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the securities directly held by the Baker Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (the Advisor GP) is the sole general partner of the Advisor and thus may be deemed to beneficially own the securities held by the Baker Funds. The managing members of the Advisor GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Baker Funds. Julian C. Baker, Felix J. Baker, the Advisor and the Advisor GP disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of the Advisor, the Advisor GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.
(15)

5AM Opportunities II (GP), LLC (Opportunities II GP) is the sole general partner of 5AM Opportunities II, L.P. (Opportunities II). Kush M. Parmar and Andrew J. Schwab are the managing members of Opportunities II GP and may be deemed to have shared voting and investment power over the securities beneficially owned by Opportunities II. Each of Opportunities II GP, Dr. Parmar, and Mr. Schwab disclaims beneficial ownership of such securities except to the extent of its or his respective pecuniary interest therein. The business address of Opportunities II, Opportunities II GP, Dr. Parmar and Mr. Schwab is 501 Second Street, Suite 350, San Francisco, CA 94107.

(16)

OrbiMed Genesis GP LLC (Genesis GP) is the general partner of OrbiMed Genesis Master Fund, L.P. (Genesis). OrbiMed Advisors LLC (OrbiMed Advisors) is the managing member of Genesis GP. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild. Each of Genesis GP and OrbiMed Advisors disclaims beneficial ownership of the shares held by Genesis, except to the extent of its or his pecuniary interest therein if any. The address of the entities listed above is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(17)

OrbiMed Capital LLC (OrbiMed Capital) is the portfolio manager of The Biotech Growth Trust PLC (BIOG). OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild. OrbiMed Capital disclaims beneficial ownership of the shares held by BIOG, except to the extent of its or his pecuniary interest therein if any. The address of the entities listed above is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

Relationships with Selling Securityholders

Other than (i) Jake Simson, Ph.D, who is a member of our board of directors and a Partner at RA Capital Healthcare Fund, L.P., (ii) Siddarth Subramony, Ph.D., who is a member of our board of directors and a Managing Director of Boxer Capital, LLC, and (iii) Melissa McCracken, Ph.D., who is a member of our board of directors and a Principal at Nextech Invest Ltd. (an affiliate of Nextech VI Oncology SCSP), none of the selling securityholders or any persons having control over such selling securityholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions under this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	distributions to the selling securityholders’ employees, partners, members or stockholders;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

Upon being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any profits realized by such selling securityholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling securityholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (a) such time as all of the shares and the warrant shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (b) such time as the shares and warrant shares become eligible for resale by non-affiliates without any volume limitations or other restrictions and without the current public information requirement pursuant to Rule 144(b)(1)(i) or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$39,584.31
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous	—

Total	$69,584.31

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation, as amended

3.2(2)	Amended and Restated Bylaws

4.1(3)	Specimen Stock Certificate Evidencing the Shares of Common Stock

4.2(4)	Form of Pre-Funded Warrant

4.3(5)	Amended and Restated Investors’ Rights Agreement, dated March 5, 2021, by and among the Registrant and certain of its stockholders

5.1	Opinion of Latham & Watkins LLP

10.1(4)	Securities Purchase Agreement, dated February 1, 2024, by and among the Registrant and the Purchasers named therein

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

107	Filing Fee Table

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2023.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2023.
(3)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on August 20, 2021.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2024.
(5)	Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the SEC on September 9, 2021.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 19, 2024.

TYRA BIOSCIENCES, INC.

By:	/s/ Todd Harris, Ph.D.
Todd Harris, Ph.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Todd Harris, Ph.D. and Alan Fuhrman, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Todd Harris, Ph.D. Todd Harris, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 19, 2024

/s/ Alan Fuhrman Alan Fuhrman	Chief Financial Officer (principal financial and accounting officer)	March 19, 2024

/s/ Isan Chen, M.D. Isan Chen, M.D.	Director	March 19, 2024

/s/ Gilla Kaplan, Ph.D. Gilla Kaplan, Ph.D.	Director	March 19, 2024

/s/ Nina Kjellson Nina Kjellson	Director	March 19, 2024

/s/ Melissa McCracken, Ph.D. Melissa McCracken, Ph.D.	Director	March 19, 2024

/s/ Robert More Robert More	Director	March 19, 2024

/s/ Jake Simson, Ph.D. Jake Simson, Ph.D.	Director	March 19, 2024

/s/ Siddarth Subramony, Ph.D. Siddarth Subramony, Ph.D.	Director	March 19, 2024

/s/ Rehan Verjee Rehan Verjee	Director	March 19, 2024